Exhibit 10.45

Execution Version

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

AMENDED AND RESTATED

COLLABORATION AND LICENSE AGREEMENT FOR THE UNITED STATES

by and between

POZEN INC.

and

ASTRAZENECA AB

November 18, 2013

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

TABLE OF CONTENTS (cont’d)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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TABLE OF CONTENTS (cont’d)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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TABLE OF CONTENTS (cont’d)

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT

FOR THE UNITED STATES

THIS AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT FOR THE UNITED STATES (the “Agreement”) is made and entered into as of November 18, 2013 (the “Amended and Restated Execution Date”), by and between POZEN INC., a Delaware corporation having offices at 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina (“POZEN”), and ASTRAZENECA AB, a Swedish corporation having an office at SE-431 83, Mölndal, Sweden (“Licensee”). POZEN and Licensee each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS

A. WHEREAS, POZEN and Licensee are parties to that certain Collaboration and License Agreement, dated as of August 1, 2006 and as amended as of September 6, 2007, October 1, 2008 and September 16, 2013 (as amended, the “Original Agreement”);

B. WHEREAS, Licensee is in discussions with Horizon Pharma USA, Inc. (“Horizon”) to divest Licensee’s (and its Affiliates’) rights to Products (as defined below) in the United States (such transaction, the “Divestiture”); and

C. WHEREAS, to facilitate the proposed Divestiture, Licensee and POZEN desire to amend and restate the terms of the Original Agreement in two separate agreements: (a) this Agreement, which contains the terms and conditions pursuant to which Licensee (or its assignee) will have a license to POZEN’s intellectual property to manufacture, develop and commercialize the Products (as defined below) in the United States, which will be assigned to Horizon in connection with the Divestiture, and (b) another agreement that contains the terms and conditions pursuant to which Licensee (or its designee) will have a license to POZEN’s intellectual property to manufacture, develop and commercialize the Products throughout the world outside of the United States and Japan (the “ROW Agreement”).

In consideration of the foregoing premises, the mutual promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, POZEN and Licensee hereby agree as follows:

AGREEMENT

1.	DEFINITIONS

When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement. All financial and accounting terms not otherwise defined in this Agreement, whether capitalized or not, shall have the meanings assigned to them in accordance with generally accepted accounting principles based on International Accounting Standards/International Financial Reporting Standards as in effect from time to time (“IFRS”).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.1 “Adverse Event” means any adverse medical occurrence in a patient or clinical investigation subject that is administered a pharmaceutical product, as designated under 21 CFR § 312.32 and any other Applicable Law in the Territory.

1.2 “Affiliate” means a legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with an entity. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a legal entity; provided, that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.3 “Amended and Restated Effective Date” has the meaning set forth in Section 12.1.

1.4 “Amended and Restated Execution Date” has the meaning set forth in the preamble.

1.5 “Applicable Law” means the laws, rules, and regulations, including any statutes, rules, regulations, guidelines, or other requirements that may be in effect from time to time and apply to the activities contemplated by this Agreement in the Territory.

1.6 “Blocking Patent” means a Patent owned or controlled by a Third Party, one or more Valid Claims of which, in the absence of a license thereunder, would be infringed by the making, use, sale, offering for sale, or importation of a POZEN Product in the Territory.

1.7 “Business Combination” means any merger, consolidation, sale of stock, sale or transfer of all or substantially all of the assets, or other similar transaction to which POZEN is a party, other than (i) any merger, consolidation, or similar transaction following which the individuals and entities who were the beneficial owners of the outstanding voting securities of POZEN immediately prior to such transaction still beneficially own, directly or indirectly, more than fifty percent (50%) of the voting power of the surviving entity immediately after such transaction; or (ii) any merger, consolidation, sale of stock, sale or transfer of all or substantially all of the assets, or other similar transaction permitted under Section 15.1 (Assignment).

1.8 “Business Day” means any day other than (i) Saturday or Sunday or (ii) any other day on which banks in New York, New York, United States, the United Kingdom or Sweden are permitted or required to be closed.

1.9 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.10 “cGCP” means current good clinical practices as defined in U.S. Regulations 21 CFR §§ 50, 54, 56, 312 and 314, (or in the case of foreign jurisdictions, comparable regulatory standards), the International Conference of Harmonization (ICH) E6 “Good Clinical Practice: Consolidated Guidance,” and in any successor regulation or any official guidance documents issued by an applicable Regulatory Authority.

1.11 “cGLP” means current good laboratory practice standards as defined by the FDA pursuant to 21 CFR Part 58 (or in the case of foreign jurisdictions, comparable regulatory standards), and in any successor regulation or any official guidance documents issued by a Regulatory Authority.

1.12 “cGMP” means current good manufacturing practices as contained in 21 CFR Parts 210 and 211 as amended from time to time and any equivalents contained in regulations in countries outside the U.S.

1.13 “Change of Corporate Control” means the occurrence of either of the following:

(a) a Business Combination involving POZEN; or

(b) the acquisition (whether in a single transaction or series of related transactions) after the Effective Date by a Third Party or Group of beneficial ownership of *** *** (***%) *** of POZEN’s voting securities.

1.14 “Combination Product” means a Product that includes one or more pharmaceutically active ingredients (in addition to a single Gastroprotective Agent and a single NSAID) and is sold in final form either in a single fixed combination oral solid dosage or as separate doses in a single package and priced as one item.

1.15 “Commercial Launch” means the nationwide commercial sale, promotion and distribution of POZEN Product in the Territory following receipt of Marketing Approval in the Territory.

1.16 “Commercialization” means all activities relating to the manufacture, marketing, promotion, advertising, selling and distribution of Product in the Territory, including pre-Commercial Launch market development activities conducted in anticipation of Marketing Approval of Product, including, without limitation, seeking pricing and reimbursement approvals for Product, preparing advertising and promotional materials, sales force training, and all interactions and activities (e.g., dossier preparations and filings) associated with Regulatory Authorities regarding the commercialization of Product and the maintenance of Marketing Approvals. The term “Commercialize” has a correlative meaning.

1.17 “Commercialized POZEN Product” has the meaning set forth in Section 12.8 (Formulation Technology).

1.18 “Competing Product” means, with respect to a particular Product being Commercialized by Licensee or any of its Affiliates or Sublicensees in the Territory, a product being marketed by or on behalf of a Third Party (other than a Sublicensee) in the Territory containing at least *** that are *** those in the *** and are ******.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.19 “Controlled” means, with respect to any Know-How, Patent, or other intellectual property right, the possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Know-How, Patent or right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party.

1.20 “Develop” or “Development” means all activities relating to pre-clinical and clinical development of a Product and all development activities relating to the preparation and filing of NDAs and obtaining of Marketing Approvals, price and reimbursement approvals in the Territory, including, without limitation, preparing and conducting pre-clinical testing, toxicology testing, human clinical studies, regulatory affairs.

1.21 “Diligent Efforts” means, with respect to the Development, Manufacture or Commercialization by Licensee of a product, at any given time as the case may be, efforts and resources reasonably used by Licensee or its Affiliates (giving due consideration to relevant industry standards) for Licensee’s own products (including internally developed, acquired and in-licensed products) with similar commercial potential at a similar stage in their lifecycle (assuming continuing development of such product), taking into consideration their safety, tolerability and efficacy, the profitability (taking into account any payments payable under this Agreement or the Three-Party Agreement), the extent of market exclusivity, patent protection, cost to develop the product, promotable claims, and health economic claims.

1.22 “Divestiture” has the meaning set forth in the recitals.

1.23 “Duexis” means the pharmaceutical product containing ibuprofen and famotidine in a single fixed combination dosage form, which product is being commercialized as of the Amended and Restated Effective Date by Horizon or its Affiliates in the Territory as Duexis®.

1.24 “Effective Date” means the date on which the Original Agreement became effective pursuant to the terms thereof.

1.25 “Esomeprazole” means that certain pharmaceutical compound with the name (5-methoxy-2-{(S)-[(4-methoxy-3,5-dimethylpyridin-2-yl)methyl]sulfinyl}-1H-benzimidazole), including any ***.

1.26 “Execution Date” means August 1, 2006.

1.27 “FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.28 “Field of Use” means the treatment of human diseases and conditions by means of a pharmaceutical product.

1.29 “First Commercial Sale” means, with respect to a Product, the date on which Licensee or its Affiliate or Sublicensee first sells the Product intended for commercial distribution to any Third Party after receipt of NDA Approval of such Product in the Territory (including, without limitation, sale in an individual state or similar sub-national political

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

subdivision in which Marketing Approval may be received); provided, that with respect to the Initial Pozen Product, “First Commercial Sale” means July 6, 2010. Sale of a Product for clinical studies, compassionate use, named patient programs, under a treatment IND, test marketing, any clinical studies, or any similar instance where the Product is supplied with or without charge will not constitute a First Commercial Sale.

1.30 “Formulation Technology” means any Know-How Controlled by Licensee in the Licensee Inventions that are used by Licensee in the manufacture, use, sale or import of the formulation of a Commercialized POZEN Product, and any Patents Controlled by Licensee claiming such Licensee Inventions; provided, that Formulation Technology will not include any Patents or Know-How to the extent directed to a Gastroprotective Agent, non-steroidal anti-inflammatory, or other drug or chemical agent, or any methods of manufacture or use thereof.

1.31 “Gastroprotective Agent” means proton pump inhibitors and H2 receptor antagonists for the treatment, prevention or amelioration of injury to the gastrointestinal tract.

1.32 “Group” means a group of related persons or entities deemed a “person” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

1.33 “Horizon” has the meaning set forth in the recitals.

1.34 “IND” means an Investigational New Drug Application filed with the FDA pursuant to 21 CFR § 312.20.

1.35 “Indirect Tax” means value added taxes, sales taxes, consumption taxes and other similar taxes.

1.36 “Initial POZEN Product” means the POZEN Product containing non-enteric coated Esomeprazole and enteric-coated Naproxen that is the subject of NDA #22-511.

1.37 “Invention” means any invention, discovery or Know-How that is conceived during the Term in the performance of activities undertaken pursuant to this Agreement by employees, agents, or independent contractors of either Party, its Affiliates or Sublicensees and is Controlled by such Party, Affiliates or Sublicensees.

1.38 “Joint Invention” means any Invention that is conceived jointly by one or more employees, agents, or independent contractors of Licensee or its Affiliate(s) and one or more employees, agents, or independent contractors of POZEN or its Affiliate(s).

1.39 “Joint Patent” means a Patent claiming a Joint Invention.

1.40 “JSC” has the meaning set forth in Section 2.1.2 (Joint Steering Committee).

1.41 “Know-How” means any non-public, documented or otherwise recorded or memorialized knowledge, experience, know-how, technology, information, and data, including formulas and formulations, processes, techniques, unpatented inventions, discoveries, ideas, and developments, test procedures, and results, together with all documents and files embodying the foregoing.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.42 “Licensed Know-How” means any Know-How that is necessary or useful for the Development, Manufacture or Commercialization of Product in the Field of Use in the Territory and that is Controlled by POZEN or any of its Affiliates as of the Effective Date or during the Term.

1.43 “Licensed Patents” means: (a) the Patents set forth on Schedule 1.43, and any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, or extensions of such Patents, (b) any Patents in the Territory Controlled by POZEN or any of its Affiliates as of the Effective Date or during the Term that claim Inventions (including without limitation POZEN’s interest in Joint Inventions), and (c) all other Patents in the Territory Controlled by POZEN or any of its Affiliates as of the Effective Date or during the Term that are necessary or useful for the Development, Manufacture or Commercialization of a Product in the Territory. Notwithstanding anything in this Section 1.43 to the contrary, Licensed Patents shall not include any Patents Controlled by POZEN with Valid Claims that do not cover any Product (e.g., any Patents with Valid Claims solely directed to any product containing acetyl salicylic acid).

1.44 “Licensed Technology” means the Licensed Patents and the Licensed Know-How.

1.45 “Licensee House Marks” means any trademarks, trade names, domain names, or other names or marks used or registered by Licensee or its Affiliates at any time during the Term to identify itself.

1.46 “Licensee Invention” means any Invention that is conceived solely by one or more employees, agents, or independent contractors of Licensee or its Affiliate(s).

1.47 “Manufacture” means all activities related to the manufacturing of a Product, or any ingredient thereof, in the Territory, including but not limited to formulation development and process development for the manufacture of a Product, manufacturing supplies for Development, manufacturing for commercial sale, packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, ongoing stability tests and regulatory activities related to any of the foregoing. “Manufacture” shall not include any of the above activities with respect to Esomeprazole as an active ingredient.

1.48 “Market Reduction” has the meaning set forth in Section 8.1.3 (Rate Step Down for Competing Product Entrants).

1.49 “Marketing Approval” means all approvals (including NDA Approvals and, where available under Applicable Law, pricing and reimbursement approvals in accordance with Applicable Law) of any Regulatory Authority in the Territory, that are necessary or useful to be obtained prior to the manufacture or Commercialization of a Product in the Territory. For purposes of clarification, “Marketing Approval” in the U.S. shall have the same meaning as NDA Approval in the U.S.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.50 “Naproxen” means that certain pharmaceutical compound with the chemical name (S)-6-methoxy-(alpha)-methyl-2-naphthaleneacetic acid, including any ***.

1.51 “NDA” means a New Drug Application filed with the FDA as described in 21 CFR § 314.

1.52 “NDA Approval” means receipt of a letter from the FDA approving an NDA.

1.53 “Net Sales” means with respect to any Product, the gross amounts recognized by Licensee, its Sublicensees or its Affiliates from Third Party customers for sales of a Product in the Territory, less the following deductions made by Licensee (to the extent not already taken by Licensee in the Product invoice or in amounts recognized), its Sublicensees or its Affiliates in arriving at net sales as reported in the Licensee statutory accounts prepared in accordance with IFRS:

(a) actual credited allowances to such Third Party customers for spoiled, damaged, rejected, recalled, outdated and returned Product and for retroactive price reductions;

(b) the amounts of trade and cash discounts actually granted to Third Party customers, to the extent such trade and cash discounts are specifically allowed on account of the purchase of such Product;

(c) sales taxes, excise taxes and import/export duties actually due or incurred in connection with the sales of a Product to any Third Party customer;

(d) allowances, adjustments, reimbursements, discounts, chargebacks and rebates actually granted to Third Party customers (not in excess of the selling price per unit of such Product);

(e) other deductions from gross sales made in arriving at net sales as reported in the Licensee statutory accounts; and

(f) allowance for transportation costs, distribution expenses, special packaging and related insurance charges in the amount of *** (***) of the Net Sales calculated after applying the deductions of items (a)-(e) above.

Net Sales shall be calculated using Licensee’s internal audited systems used to report such sales as adjusted for any of items (a)-(f) above not taken into account in such systems. Notwithstanding the foregoing, if Product is sold as a Combination Product, the Net Sales used for the calculation of the royalties under Section 8.1 (Royalties) shall be determined as follows:

A	×	Net Sales of the Combination Product, where:
A+B

A =	Standard Sales Price of the ready-for-sale form of the Product if sold separately from the Combination Product in question, in the Territory.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

B =	Standard Sales Price of the ready-for-sale form of a product containing the same amount of the other therapeutically active ingredient(s) that is contained in the Combination Product in question, in the Territory.

If (a) the other therapeutically active ingredient(s) in such Combination Product are not sold separately in the Territory, Net Sales shall be adjusted by multiplying actual Net Sales of such Combination Product by the fraction A/C, where C is the Standard Sales Price in the Territory of such Combination Product, and (b) if a Product contained in the Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction (C-B)/C, where B is the Standard Sales Price in the Territory of the other therapeutically active ingredient(s) in the Combination Product and C is the Standard Sales Price in the Territory of the Combination Product. If both a Product in a Combination Product and a product containing the other active ingredients in such Combination Product are not sold separately, a market price for such Product and such other active ingredients shall be negotiated by the Parties in good faith based upon the market price of products that are comparable to such Product or such other active ingredients, as applicable. If the Product in the Combination Product is marketed in the Territory, the Standard Sales Price of the Product in such Combination Product for purposes of calculating the royalty payable to POZEN will be no less than *** *** (***) of the Standard Sales Price of the Product sold outside of such Combination Product in the Territory.

In addition, and notwithstanding the foregoing, if a Product is sold together with other goods with or without a separate price for such Product (such group of products including the Product a “Product Set”), then the Net Sales applicable to the quantity of such Product included in any such transaction will be calculated as follows:

A	× Net Sales of the Product Set, where:
A+B

A =	Standard Sales Price of the Product if sold separately from the Product set in question, in the Territory.

B =	The total of the Standard Sales Prices of all products in the Product Set other than the Product, in the Territory.

1.54 “Nexium” means AstraZeneca AB’s and its Affiliates’ products containing Esomeprazole as the sole active ingredient in any presentation form.

1.55 “Nexium Business” means AstraZeneca AB’s and its Affiliates’ development and commercialization activities pertaining to Esomeprazole and Esomeprazole based products.

1.56 “NSAID” means any non-steroidal anti-inflammatory drug, the primary mechanism of action of which is inhibition of cyclooxygenase, but excluding acetyl salicylic acid (including salts and derivatives thereof).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.57 “Original Agreement” has the meaning set forth in the recitals.

1.58 “Patent Challenge” has the meaning set forth in Section 9.9.

1.59 “Patents” means (a) all patents and patent applications in any country or supranational jurisdiction, and (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such patents or patent applications.

1.60 “Post-Approval Failure” means: (a) a mandatory withdrawal or recall of a Product by a Regulatory Authority, or (b) any voluntary withdrawal or recall of a Product that arises from risks associated with a serious adverse health consequence or death reported to a Regulatory Authority anywhere in the world. Notwithstanding the foregoing, any such recall that results primarily from Licensee’s or its Affiliate’s or Sublicensee’s gross negligence, willful misconduct, or failure to comply with Applicable Law in the Development, Manufacture or Commercialization of a Product in the Territory shall not be considered a Post-Approval Failure for purposes of this Agreement.

1.61 “POZEN House Marks” means any trademarks, trade names, domain names, or other names or marks used or registered by POZEN or its Affiliates at any time during the Term to identify itself.

1.62 “POZEN Invention” means any Invention that is conceived solely by one or more employees, agents, or independent contractors of POZEN or its Affiliate(s).

1.63 “POZEN Product” means any product that combines a Gastroprotective Agent and any NSAID in a single fixed combination dosage form, that would, if made, used, sold, offered for sale, had made, imported or exported in the Territory without a license from POZEN of the Licensed Patents, infringe one or more Valid Claims of the Licensed Patents.

1.64 “Product” means: (a) any POZEN Product, and (b) any other product that combines a Gastroprotective Agent and any NSAID in a single fixed combination oral solid dosage form (with or without one or more additional therapeutically active agents), which product is developed or commercialized by or for, invented or acquired by, or comes under the Control of Licensee or its Affiliates during the Term, but in each case excluding Duexis. For the avoidance of doubt, “Product” does not include any product containing acetyl salicylic acid (including salts and derivatives thereof).

1.65 “Product Labeling” means (a) the full prescribing information for a POZEN Product approved by the applicable Regulatory Authority in the Territory, and (b) all labels and other written, printed or graphic information included in or placed upon any container, wrapper or package insert used with or for the POZEN Product in the Territory.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.66 “Product Trademarks” means (a) the VIMOVO Trademarks and (b) any other trademarks, trade dress (including packaging design), logos, slogans, domain names and designs, whether or not registered in a country or territory, selected by Licensee and used to identify or promote a POZEN Product, but excluding any POZEN House Marks and Licensee House Marks.

1.67 “Promotional Materials” means all sales representative training materials and all written, printed, graphic, electronic, audio or video presentations of information, including, without limitation, journal advertisements, sales visual aids, formulary binders, reprints, direct mail, direct-to-consumer advertising, internet postings, broadcast advertisements and sales reminder aides (for example, note pads, pens and other such items) intended for use or used by Licensee or its Affiliates in connection with any promotion of the Initial POZEN Product hereunder in the Territory, but excluding Product Labeling.

1.68 “PT” means Licensee’s product team operating pursuant to Licensee’s instructions for product teams for the Initial POZEN Product in the Territory with representatives of Licensee having expertise in the areas of research & development, marketing, regulatory, intellectual property, finance, toxicology, and other areas.

1.69 “PT Chair” will have the meaning set forth in Section 2.2.1 (PT).

1.70 “Regulatory Authority” means, in a particular country or jurisdiction, any applicable government regulatory authorities involved in granting approval to market or sell a Product, including any pricing and reimbursement approvals, in such country or jurisdiction, including, (a) in the United States, the FDA, and any successor government authority having substantially the same function, (b) any non-United States equivalent thereof, and (c) in the EU, the European Medicines Agency, or any successor agency thereto, and any national regulatory authority in any EU country.

1.71 “Regulatory Materials” means regulatory applications, submissions, notifications, registrations, Marketing Approvals or other submissions made to or with a Regulatory Authority that are necessary or reasonably desirable in order to develop, manufacture, market, sell or otherwise Commercialize the Initial POZEN Product in the Territory. Regulatory Materials include, without limitation, INDs and NDAs, and amendments and supplements for any of the foregoing, and applications for pricing and reimbursement approvals.

1.72 “ROW Agreement” has the meaning set forth in the recitals.

1.73 “ROW Party” has the meaning set forth in Section 7.4(b).

1.74 “Royalty Term” has the meaning set forth in Section 8.1.2 (Royalty Term).

1.75 “Standard Sales Price” means, as reported by IMS (or ACNielsen in the case of over-the-counter products) in the Territory, the average sales price for the preceding Calendar Quarter for the Product or, in the case of a Combination Product, the average sales price for the applicable presentation and dosage strength of all marketed brands of the other therapeutically active ingredient(s). As used herein, “presentation” means the method of administration of a pharmaceutical substance into the human body, including, but not limited to, solid oral (including tablets, capsules, gelcaps, sachets and caplets), other oral (including suspension and solution), parenteral (including intramuscular, subcutaneous and intravenous), transdermal, suppository and intranasal.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.76 “Sublicense Agreement” means any agreement under which Licensee grants a Third Party a sublicense, option or other right under the Licensed Technology to make, use, have made, sell, offer for sale, import and export Products in the Field of Use in the Territory.

1.77 “Sublicensee” means any Third Party that has entered into a Sublicense Agreement.

1.78 “Term” has the meaning assigned to it in Section 12.2 (Term).

1.79 “Territory” means the United States.

1.80 “Third Party” means any entity other than POZEN, Licensee, or any of their respective Affiliates.

1.81 “Third Party Royalties” means upfront, commercialization milestone, royalty and any other similar payments paid by Licensee or any Licensee Affiliate or Sublicensee to any Third Party in consideration for a license to a Blocking Patent for the Development or Commercialization of POZEN Products in the Territory.

1.82 “Three-Party Agreement” means that certain letter agreement of even date herewith by and among AstraZeneca AB, POZEN and Horizon.

1.83 “Vimovo Trademarks” means the trademark VIMOVO and the other trademarks and logos listed on Schedule 1.83 and any variations thereof.

1.84 “U.S.” or “United States” means the United States of America and its possessions and territories.

1.85 “Valid Claim” means any claim of any issued and unexpired patent or a patent application that has not been disclaimed or held invalid or unenforceable by judgment or decree entered in any judicial proceeding that is not further reviewable through the exhaustion of all permissible applications for rehearing or review by a superior tribunal, or through the expiration of the time permitted for such applications; provided, that any claim in a pending Patent application that does not issue as a patent claim within *** (***) years after the earliest priority date of such application will not be a “Valid Claim” until such claim issues as a patent claim.

2.	COLLABORATION GOVERNANCE

2.1 Establishment.

2.1.1 Product Team. Within twenty (20) days after the Amended and Restated Effective Date, the Parties will appoint representatives to the PT in accordance with the terms of this Section 2.1 and convene the first PT meeting. The PT will coordinate and oversee the Commercialization of the Initial POZEN Product hereunder. The purposes of the PT will be, with respect to the Initial POZEN Product only, to develop Licensee’s marketing plans for the Initial POZEN Product in the Territory. The PT will have the membership and will operate by the procedures set forth in Section 2.2 (Membership and Procedures).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.1.2 Joint Steering Committee Promptly following the Amended and Restated Effective Date, the Parties will create a joint steering committee (the “JSC”) to provide strategic guidance to the PT in decisions pertaining to the Initial POZEN Product in the Territory. The purposes of the JSC will be to resolve disputes of the PT. The JSC will have the membership and will operate by the procedures set forth in Section 2.2 (Membership and Procedures).

2.2 Membership and Procedures.

2.2.1 PT.

(a) Membership. In addition to members designated by Licensee, the PT shall have up to three (3) representatives designated by POZEN, attending, observing and participating in meetings of the PT at POZEN’s expense, such representatives having the relevant experience and skill appropriate for service on such team. Attendance of POZEN representatives at PT meetings shall be agenda-driven, as determined in the sole discretion of Licensee. Licensee shall be entitled to have as many representatives serve as members of the PT as it desires. POZEN may replace its representatives on the PT at any time upon written notice to Licensee. Licensee shall provide POZEN with office space at its facilities for such representatives to facilitate such participation; provided, that such representatives shall comply with all policies and reasonable restrictions imposed by Licensee and provided to POZEN in writing. Upon prior written consent of Licensee, which consent will not be unreasonably withheld, a reasonable number of employees, consultants, representatives or advisors of POZEN who are not POZEN’s PT representatives may attend PT meetings as observers; provided, that such persons shall comply with all policies and reasonable restrictions imposed by Licensee and provided to POZEN in writing.

(b) Chairpersons. The product director designated by Licensee for the Initial POZEN Product will chair the PT (“PT Chair”).

(c) Meetings. The PT will hold meetings when called by the PT Chair. Meetings may be held in person or by means of telecommunication (telephone, video, or web conference). Face-to-face PT meetings that require POZEN attendance will be convened on an as-needed basis as mutually agreed by Licensee and POZEN, but in any event, at least twice per annum. The location of these meetings, will be based on business requirements and determined by mutual agreement between Licensee and POZEN. Following any PT meeting, the PT Chair will be responsible for preparing and issuing minutes of such meeting within fifteen (15) Business Days thereafter. When POZEN has participated in the meeting, such minutes will not be finalized until a representative of the PT designated by each Party has reviewed and confirmed the accuracy of such minutes in writing. If a disagreement regarding the accuracy of such minutes cannot be resolved, the minutes will reflect such disagreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.2.2 JSC.

(a) Membership. Each Party will designate an equal number of representatives, but in no event less than three (3) each, with appropriate expertise to serve as members of the JSC. Each Party may replace its representatives on the JSC at any time upon written notice to the other Party.

(b) Co-Chairpersons. One of each Party’s representatives to the JSC will be designated as a co-chairperson. The co-chairpersons will be responsible for calling meetings and preparing and circulating an agenda in advance of each meeting, and preparing minutes of each meeting.

(c) Meetings. The JSC will hold meetings at least once every Calendar Quarter, or more frequently as the Parties may agree with at least two meetings held in person annually. Subject to the preceding sentence, meetings may be held in person at locations to be determined by the mutual agreement of the Parties or by means of telecommunication (telephone, video, or web conferences). Following any JSC meeting, the co-chairpersons will be responsible for preparing and issuing minutes of such meeting within fifteen (15) Business Days thereafter. Such minutes will not be finalized until a representative of each Party has reviewed and confirmed the accuracy of such minutes in writing. If a disagreement regarding the accuracy of such minutes cannot be resolved, the minutes will reflect such disagreement.

2.2.3 Limitations of Powers. The PT and JSC will have only such powers as are specifically delegated to them hereunder and will not be a substitute for the rights of the Parties. Without limiting the generality of the foregoing, the PT and JSC will not have any power to amend this Agreement. Any amendment to the terms and conditions of this Agreement may only be implemented pursuant to Section 15.6 (Entire Agreement; Modifications) below.

2.2.4 Expenses. Each Party will be responsible for all of its own expenses of participating in the PT and JSC.

2.3 Decision-Making.

2.3.1 PT Decisions. Subject to the terms of this Section 2.3 (Decision-Making), the PT will act by decision of the PT Chair. If a POZEN representative objects to any decision, then such dispute will be referred to the JSC.

2.3.2 JSC Decisions. Subject to the terms of this Section 2.3 (Decision-Making), the JSC will take action by unanimous vote with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives of each of the Parties. If the JSC fails to reach unanimous consent on a particular matter within *** (***) Business Days of POZEN having requested a formal vote on such matter (or any earlier period mutually agreed to by the Parties if a delay may reasonably be anticipated to have an adverse effect on the Commercialization of the Initial POZEN Product in the Territory), then such dispute will be subject to the resolution procedures described in Section 2.3.3 (Dispute Resolution) below.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2.3.3 Dispute Resolution. In the event of any dispute in the JSC that is not resolved pursuant to the terms of Section 2.3.2 (JSC Decisions), either Party may provide written notice of such failure (a “Notice of Disagreement”) to the Chief Executive Officer of the other Party (or his or her designee). The Chief Executive Officers or designees of each of the Parties will meet at least once in person or by means of live telecommunication (telephone, video, or web conferences) to discuss the matter on which the JSC failed to reach unanimous consent and use their good faith efforts to resolve the matter within *** (***) Business Days after receipt of the Notice of Disagreement by the applicable Chief Executive Officer of a Party. If any such disagreement is not resolved by the Chief Executive Officers or designees within such *** (***) Business Day period, then the Chief Executive Officer or designee of Licensee will have the final decision-making authority with respect to disagreement relating to any and all matters.

2.3.4 Limitation. Notwithstanding this Section 2.3 (Decision-Making), any dispute regarding the interpretation of this Agreement, the performance or alleged nonperformance of a Party’s obligations under this Agreement, or any alleged breach of this Agreement will be resolved in accordance with the terms of Section 15.4 (Governing Law; Dispute Resolution).

2.4 Operating Principles. Promptly after the Amended and Restated Effective Date, the Parties will agree in writing on operating principles to guide the conduct of the PT and JSC. To the extent there is any conflict between such operating principles and the terms and conditions of the Agreement, then the Agreement will control.

3.	[INTENTIONALLY OMITTED]

4.	REGULATORY MATTERS

4.1 Responsibilities. Licensee shall have the sole right at its own expense to (a) seek any Marketing Approval for Products in the Territory, including Marketing Approval for claims not obtained in the initial NDA Approval for the Initial POZEN Product, and (b) prepare or make any filings or submissions to, or otherwise communicate with, any Regulatory Authority in the Territory regarding Products. For clarity, Licensee shall own all Marketing Approvals and Regulatory Materials pertaining to Products in the Territory. Without limiting the foregoing, as owner of the NDA Approval for the Initial POZEN Product, Licensee will be the sole owner of all data exclusivity protection related to the Initial POZEN Product in the Territory as provided by Applicable Law.

4.2 Access to Filings. Licensee and its Affiliates will have the right of cross-reference to all NDAs or other filings made by or on behalf of POZEN for the purpose of prosecuting Marketing Approval applications for Products in the Territory, and POZEN and its Affiliates will, or will use reasonable efforts to cause their licensees to, take all such reasonable actions to allow such cross-reference.

4.3 Interactions with Regulatory Authorities.

4.3.1 Consultation. Each Party will consult with the other Party regarding (and provide copies of materials prior to any submission to a Regulatory Authority and materials after receipt from a Regulatory Authority), and keep such other Party reasonably and regularly informed of, the status of the preparation of all Regulatory Materials in the Territory, review of such materials by the relevant Regulatory Authority in the Territory, and Marketing Approvals received for the Initial POZEN Product in the Territory.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

4.3.2 Communications. Except as may be required by Applicable Law, only Licensee will communicate regarding POZEN Products, including the Initial POZEN Product, with any Regulatory Authority in the Territory. If POZEN is required to make such a communication by a Regulatory Authority, then POZEN will ***.

4.4 Exchange of Know-How; Information Sharing. As of the Amended and Restated Effective Date, each Party has provided to the other Party copies of all Know-How in its possession relating to the Initial POZEN Product, including, without limitation, procedures, formulations, manufacturing reports, pre-clinical and clinical protocols and data, regulatory filings, and toxicology reports with respect to the Initial POZEN Product, including any final versions of any study reports and any drafts outstanding of any study reports, all to the extent reasonably required for a Party to perform its obligations under this Agreement. Each Party will provide to the other Party copies of any Know-How that comes into its possession on or after the Amended and Restated Effective relating to the Initial POZEN Product, including, without limitation, procedures, formulations, manufacturing reports, pre-clinical and clinical protocols and data, regulatory filings, and toxicology reports with respect to the Initial POZEN Product, including any final versions of any study reports and any drafts then-outstanding of any study reports, all to the extent reasonably required for a Party to perform its obligations under this Agreement. In addition, each Party will provide the other Party, in a timely manner, with copies of, and all information received by it pertaining to, notices, questions, actions and requests from or by Regulatory Authorities with respect to the Initial POZEN Product in the Territory, or the testing, Manufacture, packaging, distribution or facilities in relation thereto, including any notices of non-compliance with laws in connection with the Initial POZEN Product (e.g., warning letters or other notices of alleged non-compliance), audit notices, notices of initiation by Regulatory Authorities of investigations, inspections, detentions, seizures or injunctions concerning the Initial POZEN Product (or its manufacture, distribution, or facilities connected thereto), notice of violation letters (i.e., an untitled letter), warning letters, service of process or other inquiries. Except as otherwise set forth in this Agreement or to comply with Applicable Law, ***.

4.5 Regulatory Audits. If a Regulatory Authority in the Territory desires to conduct an inspection or audit of a Party’s facility, or a facility under contract with a Party, with regard to a POZEN Product, then such Party will promptly notify the other Party and permit and cooperate with such inspection or audit, and will cause the contract facility to permit and cooperate with such Regulatory Authority and such other Party during such inspection or audit. Licensee will have the right upon request (which request shall not be unreasonably withheld) to have a representative observe such inspection or audit with respect to a POZEN facility, or a facility under contract with POZEN. Following receipt of the inspection or audit observations of such Regulatory Authority (a copy of which the audited Party will immediately provide to the other Party), the audited Party will prepare the response to any such observations, and will provide a copy of such response to the other Party. The audited Party agrees to conform its activities under this Agreement to any commitments made in such a response, except to the extent it believes in good faith that such commitments violate Applicable Laws.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

4.6 Adverse Event Reporting.

4.6.1 Licensee will maintain and will be the recognized holder of the safety database for AE and SAE reports related to POZEN Products in the Territory. Direct access to this database will not be granted to POZEN. Upon request, all reasonable assistance will be provided by either Party in responding to safety inquiries in the Territory.

4.6.2 Each Party shall keep the other Party informed of notification of any action by, or notification or other information which it receives (directly or indirectly) from any Regulatory Authority in the Territory which: (i) raises any material concerns regarding the safety or efficacy of the Initial POZEN Product; (ii) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with the Initial POZEN Product; (iii) is reasonably likely to lead to a “Dear Doctor” letter, recall or market withdrawal of the Initial POZEN Product; (iv) relates to the Initial POZEN Product, Regulatory Materials, Promotional Materials, samples, package inserts, the indications, labeling, expedited and periodic Adverse Event Reports, medical inquiries, Initial POZEN Product complaints, this Agreement, or (v) is otherwise important to the Development and/or Commercialization of the Initial POZEN Product.

4.7 Records and Reports. Each Party will retain all records required by Applicable Law to be maintained in connection with such Party’s performance of Development activities under this Agreement.

5.	DEVELOPMENT AND COMMERCIALIZATION

5.1 Development and Commercialization. As between the Parties, Licensee will be solely responsible for the Development and Commercialization of POZEN Products in the Territory during the Term.

5.2 Regulatory Obligations. Licensee will own and maintain all regulatory filings and Marketing Approvals in the Territory for POZEN Products, including all INDs and NDAs for the Initial POZEN Product. As between the Parties, but subject to ***, Licensee will be solely responsible for all activities in connection with maintaining Marketing Approvals required for the Commercialization and manufacture of POZEN Products in the Territory, including communicating and preparing and filing all reports (including Adverse Event reports) with the applicable Regulatory Authorities in the Territory.

5.3 Performance; Diligence. Licensee will use Diligent Efforts to Commercialize a POZEN Product in the Territory. The foregoing Diligent Efforts requirement will apply only to one POZEN Product in the Territory, irrespective of the number of POZEN Products Licensee elects to Develop and Commercialize, and Licensee may elect to fulfill its Diligent Efforts obligation in the Territory in respect to any POZEN Product of its choice in the exercise of its reasonable and good faith judgment. Licensee will have the right to Develop and Commercialize Products during the Term in the Territory, for so long as Licensee is using Diligent Efforts to Commercialize at least one POZEN Product in accordance with this Section 5.3, it being understood that the Parties intend for Licensee to focus its initial efforts on the Commercialization of the Initial POZEN Product in the Territory.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

5.4 Threatened Removal. In the event that any governmental authority threatens or initiates any action to remove any POZEN Product from the market in the Territory, Licensee will promptly notify POZEN of such communication. Any voluntary recall or withdrawal of any POZEN Product in the Territory will be at Licensee’s sole discretion and expense. Before Licensee initiates a recall or withdrawal in the Territory, the Parties will promptly and in good faith discuss the reasons therefor; provided, that such discussions do not delay the recall or withdrawal. In the event of any recall or withdrawal of any POZEN Product in the Territory, Licensee will implement any necessary action, with assistance from POZEN as reasonably requested by Licensee.

5.5 Compliance. Each Party will comply with all Applicable Laws relating to activities performed or to be performed by such Party (or its Affiliates or contractors) under or in relation to the Commercialization of the Initial POZEN Product in the Territory pursuant to this Agreement. Each Party represents, warrants and covenants to the other Party that as of the Effective Date and during the Term, such Party and its Affiliates have adequate policies and procedures in place: (i) to ensure their compliance with such laws; (ii) to bring any non-compliance therewith by any of the foregoing entities to its attention; and (iii) to promptly remedy any such non-compliance.

5.6 Branding; Trademarks; Domain Names; Trade Dress; Logos.

5.6.1 Responsibilities. As between the Parties, Licensee will select all Product Trademarks for use on or in connection with POZEN Products in the Territory, will be the sole owner of the Product Trademarks in the Territory and, except with respect to the Vimovo Trademarks, which are addressed in the last sentence of this Section 5.6.1, will be responsible for the filing, prosecution, maintenance and defense of all registrations of the Product Trademarks in the Territory, and will be responsible for the payment of any costs relating to filing, prosecution, maintenance and defense of the Product Trademarks in the Territory. The Parties acknowledge and agree that AstraZeneca AB (or its Affiliate) is the sole owner of any Vimovo Trademark that may be used by Licensee in connection with POZEN Products in the Territory pursuant to a separate agreement between Licensee and AstraZeneca AB, and that the filing, prosecution, maintenance and defense of all registrations of the Vimovo Trademarks in the Territory shall be governed by the terms of such separate agreement.

5.6.2 Use. Licensee will use the Product Trademarks in connection with the Commercialization of POZEN Products hereunder. The packaging, Promotional Materials and Product Labeling for POZEN Products will carry the POZEN House Marks only if and to the extent required by Applicable Law.

5.6.3 Licensee Marks. Licensee reserves all rights in the Licensee House Marks. POZEN acknowledges Licensee’s exclusive right, title and interest in and to such trademarks and acknowledges that nothing herein will be construed to accord to POZEN any rights in such trademarks. POZEN agrees not to use or file any application to register any trademark or trade name that is confusingly similar to any Product Trademarks or Licensee House Mark.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

5.6.4 POZEN Marks. POZEN reserves all rights in the POZEN House Marks not expressly granted to Licensee in this Agreement. Licensee acknowledges POZEN’s exclusive right, title and interest in and to the POZEN House Marks and acknowledges that nothing herein will be construed to accord to Licensee any rights in such trademarks except as expressly provided herein. Licensee further acknowledges that its use of the POZEN House Marks will not create in Licensee any right, title or interest in such trademarks, and that all use of such trademarks and the goodwill generated thereby will inure solely to the benefit of POZEN. Licensee agrees not to use or file any application to register any trademark or trade name that is confusingly similar to any POZEN House Mark.

5.6.5 Promotional Materials. As between the Parties, Licensee will own all right, title and interest in and to any Promotional Materials created by or on behalf of Licensee (or its Affiliates) relating to POZEN Product in the Territory, but excluding the POZEN House Marks. The PT will approve a standard template for use of the POZEN House Marks in Promotional Materials, and Licensee will use the POZEN House Marks in accordance with approved template.

5.7 Commercial Supply. Licensee will be solely responsible, at its own expense, for the Manufacture and supply of Licensee’s entire requirements of supplies of POZEN Product for Commercialization in the Territory.

6.	[INTENTIONALLY OMITTED]

7.	LICENSES

7.1 Licensed Technology. Subject to the terms and conditions of this Agreement, POZEN hereby grants to Licensee an exclusive (including with regard to POZEN and its Affiliates), royalty-bearing license, with the right to grant sublicenses as described in Section 7.3 (Sublicenses), under the Licensed Technology to make, use, have made, sell, offer for sale, import and export Products in the Field of Use in the Territory. For the avoidance of doubt, Licensee shall have no license or other right under the Licensed Technology to make, use, have made, sell, offer for sale, import, and export any product containing acetyl salicylic acid (including salts and derivatives thereof).

7.2 Trademarks. Subject to the terms and conditions set forth in this Agreement, POZEN hereby grants to Licensee a license to use the POZEN House Marks in connection with the Commercialization of POZEN Products in the Field of Use in the Territory.

7.3 Sublicenses. Licensee may grant a sublicense, option to sublicense, or any other right relating to any Licensed Technology to any of its Affiliates without the right to grant further sublicense rights to any Third Party. Licensee may grant a sublicense, option to sublicense, or any other right relating to any Licensed Technology to any Third Party solely as provided in this Section 7.3 (Sublicenses). Licensee may enter into Sublicense Agreements only with POZEN’s prior consent. In order for rights under Licensed Technology to be validly granted to a Sublicensee, the Sublicense Agreement with such Sublicensee must be consistent with the following terms and conditions of this Agreement, and will include provisions for the benefit of POZEN corresponding to Section 11 (Confidentiality), 14 (Limitation of Liability), 8.2

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

(Payments and Sales Reporting), and 8.3 (Records; Audit). Except as set forth in that certain side letter agreement between POZEN and AstraZeneca AB dated September 16, 2013, (a) Licensee will use Diligent Efforts to (i) procure the performance by any Sublicensee of the terms of each such Sublicense Agreement, and (ii) ensure that any Sublicensee will comply with the applicable terms and conditions of this Agreement and (b) Licensee hereby guarantees the performance of its Affiliates and Sublicensees that are sublicensed as permitted herein, and the grant of any such sublicense will not relieve Licensee of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Affiliate or Sublicensee. Notwithstanding the foregoing, Licensee will have the right to sell POZEN Products through any distributors or sub-distributors of its choice, without the need to obtain prior consent from POZEN, in carrying out its Commercialization activities under this Agreement.

7.4 Reservation of Rights; No Implied Licenses.

(a) POZEN retains rights under the Licensed Technology to the extent necessary to perform its obligations under this Agreement. Except for the rights specifically granted in this Agreement, POZEN reserves all rights to the Licensed Technology. No implied licenses are granted under this Agreement. In particular POZEN is not by this Agreement, by implication or otherwise, granted any license or other right relating to Esomeprazole, Nexium or the Nexium Business or any Esomeprazole based products or any products containing acetyl salicylic acid (including salts and derivatives thereof) or any right in relation to any patent, trademark or other intellectual property right belonging to Licensee or any of its Affiliates, and likewise Licensee is not by this Agreement, by implication or otherwise, granted any license or other right under the Licensed Technology relating to any products containing acetyl salicylic acid (including salts and derivatives thereof) or any right in relation to any patent, trademark or other intellectual property right belonging to POZEN or any of its Affiliates, in each case, except as expressly set forth in this Agreement.

(b) Licensee understands that POZEN has retained rights to the Products outside the Territory and has licensed such rights to a Person under the ROW Agreement (the “ROW Party”).

7.5 Restrictive Covenant. Licensee hereby covenants and agrees not to use any Licensed Technology, nor grant any Third Party any license or right under any Licensed Technology, other than as expressly permitted in this Agreement. The Parties agree that nothing in this Agreement restricts or prohibits Licensee from by itself or with Third Parties exploiting any products, including without limitation any products containing non-steroidal anti-inflammatory drugs (e.g., acetyl salicylic acid and esters and derivatives thereof); provided, that Licensee shall not use or practice Licensed Technology in connection with the development, manufacture or commercialization of any product that is not a Product, and nothing requires Licensee to compensate POZEN if Licensee so exploits such products.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

8.	FINANCIAL TERMS

8.1 Royalties.

8.1.1 Royalty Rate. Subject to the terms and conditions of this Agreement, Licensee will pay to POZEN royalties based on the aggregate annual Net Sales of Products sold by Licensee, its Affiliates or Sublicensees, at the rate of 10% of aggregate Net Sales of Products sold in the Territory.

8.1.2 Royalty Term. Licensee acknowledges that it will continue to enjoy substantial benefit from its license under, and the transfer to Licensee of certain elements of, the Licensed Technology pursuant to this Agreement (including the Licensed Know-How and the regulatory data to be provided to Licensee pursuant to this Agreement) as well as from Licensee’s own development of technology derived from the practice of such license and Licensee’s use of such Licensed Technology, even after expiration of all Valid Claims of the Licensed Patents covering the composition of matter, manufacture, use or sale of POZEN Product in the Territory. Accordingly, subject to the terms of Section 8.1.3 (Rate Step Down for Competing Product Entrants), Licensee’s royalty payment obligations under this Section 8.1 (Royalties) will commence upon First Commercial Sale of a Product in the Territory and will expire upon the later of: (i) expiration of the last-to-expire Valid Claim of the Licensed Patents that, but for the licenses granted in this Agreement, would be infringed by the sale of such Product in the Territory, and (ii) ten (10) years after the First Commercial Sale of such Product in the Territory (such period ending at the later of the periods set forth in clause (i) and (ii) above, the “Royalty Term”).

8.1.3 Rate Step Down For Competing Product Entrants. With respect to any particular Product in the Territory, if in any Calendar Quarter there is a Market Reduction of such Product (based on prescription market data published by IMS Health, Scott-Levin, or such other industry standard source as the Parties may agree), then the royalty rates which would otherwise apply to Net Sales of such Product during such Calendar Quarter will be reduced to *** percent (***%). Such reduced royalty rates will continue in effect, on a Product-by-Product basis, until expiration of the applicable Royalty Term. As used in this Section 8.1.3, the term “Market Reduction” of a Product in a Calendar Quarter occurs when (i) the cumulative share achieved by Competing Products for such Product commercialized by Third Parties in such *** of the *** in the territory of the Product and Competing Products and (ii) the sales of the Product(s) in such *** are reduced by *** to the *** in which the *** of a Competing Product occurred. The example set forth in Schedule 8.1.3 illustrates the application of this Section 8.1.3.

8.1.4 Third Party Payments. If Licensee or a Sublicensee determines that a license to certain Third Party technology is reasonably necessary for the successful Development, Manufacture or Commercialization of a Product in the Territory, then Licensee will notify POZEN in writing of such determination. The Parties will consult in good faith regarding the need for such Third Party technology and, subject to POZEN’s consent (not to be unreasonably withheld, conditioned or delayed), Licensee (or Sublicensee, if applicable) will negotiate the terms on which such a Third Party license would be granted to Licensee and will serve as the primary point of contact with the applicable Third Party licensor following the execution of the license agreement. The royalties required to be paid by Licensee with respect to a Product pursuant to Section 8.1 (Royalties) shall be subject to a reduction by Licensee in an amount equal to *** (***%) of the amount of *** that are *** under such *** in the *** for the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

*** of such *** during the *** provided, that (i) *** of the *** of such *** pursuant to *** for such ***, and (ii) if such *** is a *** (i.e., *** for such ***). For clarity, and notwithstanding anything to the contrary in this Agreement, AstraZeneca AB and its Affiliates shall be solely responsible for any Third Party payment obligations it may have to Merck & Co., Inc. or its affiliates, without any offset or deduction. Any amount of Third Party Royalties that may, pursuant to the preceding paragraph be used to reduce royalties due hereunder, in any Calendar Quarter, but are not so used as a result of the limitation described in clause (i) of this paragraph may be carried over and used for further reduction in any succeeding royalty payment due for such Product.

8.1.5***.

8.2 Payments and Sales Reporting.

8.2.1 Sales Reporting. Licensee will provide POZEN, within *** *** (***) of the end of each Calendar Quarter, with a report setting forth, on a Product-by-Product basis, the amount of gross sales of each Product in the Territory, a calculation of Net Sales and a calculation of the amount of royalty payment due on such Net Sales, provided that Licensee shall use reasonable efforts to provide such report as soon as practicable to accommodate POZEN’s SEC filing requirements and to provide such reports in a shorter time period than the periods specified above if Licensee has such reports available for its own internal purposes. If any payment reduction is claimed by Licensee under this Agreement from the full royalty rates set forth in Section 8.1 (Royalties), then the report will set forth in detail the claimed reduction and the related facts.

8.2.2 Payment Timing. Licensee will make royalty payments to POZEN within *** (***) days of the last day of each Calendar Quarter for which such payments are due under Section 8.1 (Royalties).

8.2.3 Payment Method. All amounts due hereunder will be paid in United States Dollars by wire transfer in immediately available funds to the following account, or such other account as may be designated in writing by POZEN:

Receiving bank name:	***
Receiving bank address:	***
ABA routing number (1):	*** (1) - required for domestic transfers
SWIFT BIC address (2):	*** (2) - required for international transfers
For credit to the account of:	POZEN Inc.
For credit to account number:	***

8.2.4 Currency. All payments required under this Article 8 shall be made in U.S. Dollars.

8.2.5 Late Payments. If a Party does not receive payment of any sum due to it on or before the due date, simple interest will thereafter accrue on the sum due to such Party until the date of payment at the per annum rate of *** percent (***%) over the then-current *** quoted by Citibank in New York City, or the maximum rate allowable by Applicable Law, whichever is lower.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

8.3 Records; Audit. Licensee will maintain complete and accurate records in sufficient detail to permit POZEN to confirm the accuracy of the calculation of payments under this Agreement. Upon reasonable prior notice, such records will be available during regular business hours of Licensee for a period of *** (***) calendar years following the year in which such records were created, for examination at POZEN’s expense, and not more often than once each calendar year, by an independent certified public accountant selected by POZEN and reasonably acceptable to Licensee, for the sole purpose of verifying the accuracy of the financial reports furnished by Licensee pursuant to this Agreement. Any such auditor will not disclose Licensee’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Licensee or the amount of payments due by Licensee under this Agreement. Any amounts shown to be owed but unpaid will be paid within *** (***) days from the accountant’s report, plus interest (as set forth in Section 8.2.5 (Late Payments)) from the original due date. Any amounts determined to be overpaid will be refunded within *** (***) days from the accountant’s report. POZEN will bear the full cost of such audit unless such audit discloses an underpayment of the amount actually owed during the applicable calendar year of more than *** percent (***%), in which case Licensee will bear the full cost of such audit.

8.4 Taxes.

8.4.1 General. The royalties, milestones and other amounts payable by one Party to the other Party pursuant to this Agreement or the Three-Party Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Law. The Party receiving any Payment shall be responsible for paying any and all taxes (other than withholding taxes or deduction of tax at source required by Applicable Law to be paid by the paying Party) levied on account of, or measured in whole or in part by reference to, any Payments it receives. The paying Party shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if the Party receiving payment is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to the paying Party or the appropriate governmental authority (with the assistance of the paying Party to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding tax or to relieve the paying Party of its obligation to withhold tax, and the paying Party shall apply the reduced rate of withholding tax, or dispense with withholding tax, as the case may be, provided that the paying Party has received evidence, in a form satisfactory to the paying Party, of the other Party’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least *** (***) days prior to the time that the Payments are due. If, in accordance with the foregoing, the paying Party withholds any amount, it shall pay to the other Party the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send to the other Party proof of such payment within *** (***) days following that payment.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

8.4.2 Indirect Taxes. Notwithstanding anything contained in Section 8.4.1 (General), this Section 8.4.2 (Indirect Taxes) shall apply with respect to Indirect Taxes. All Payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payments, the paying Party shall pay the Indirect Taxes at the applicable rate in respect of any such Payments following the receipt of an Indirect Taxes invoice in the appropriate form issued by the Party receiving Payments in respect of those Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate.

9.	INTELLECTUAL PROPERTY

9.1 Prosecution and Maintenance of Licensed Patents. POZEN will be responsible for the preparation, filing, prosecution and maintenance of the Licensed Patents (other than Joint Patents), at its own expense. POZEN will provide a copy of all proposed filings at least *** (***) days in advance of the filing date and will consider in good faith the requests and suggestions of Licensee with respect to filing and prosecuting the Licensed Patents and will keep Licensee promptly informed of progress with regard to the preparation, filing, prosecution and maintenance of Licensed Patents. In the event that POZEN desires to abandon any Licensed Patent, POZEN will provide reasonable prior written notice to Licensee of such intention to abandon (which notice will, in any event, be given no later than *** (***) days prior to the next deadline for any action that may be taken with respect to such Licensed Patent with the U.S. Patent & Trademark Office), and Licensee will have the right to assume responsibility for such Licensed Patent. For clarity, any Patent with Valid Claims solely directed to any product containing acetyl salicylic acid (including salts and derivatives thereof) is not a Licensed Patent; therefore, Licensee will have no right to assume responsibility for such Patent as provided under this Section 9.1 should Pozen decide to abandon such Patent.

9.2 Prosecution and Maintenance of Joint Patents. Licensee will be responsible for the preparation, filing, prosecution and maintenance of Joint Patents, at its own expense. Licensee will provide to POZEN a copy of all proposed filings at least *** (***) days in advance of the filing date and will consider in good faith the requests and suggestions of POZEN with respect to filing and prosecuting the Joint Patents and will keep POZEN promptly informed of progress with regard to the preparation, filing, prosecution and maintenance of Joint Patents. In the event that Licensee desires to abandon any Joint Patent, Licensee will provide reasonable prior written notice to POZEN of such intention to abandon (which notice will, in any event, be given no later than *** (***) days prior to the next deadline for any action that may be taken with respect to such Joint Patent with the U.S. Patent & Trademark Office), and POZEN will have the right to assume responsibility for such Joint Patent.

9.3 Ownership of Inventions. Inventorship of Inventions will be determined in accordance with the rules of inventorship under United States patent laws. Subject to the licenses granted under this Agreement, as between the Parties, Licensee will own all Licensee Inventions, POZEN will own all POZEN Inventions, and Joint Inventions will be owned jointly by Licensee and POZEN; provided, however, that during the Term of this Agreement: (i) neither POZEN nor Licensee shall *** other than as expressly provided in this Agreement, including Section 7.1 (Licensed Technology), without the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) neither Party shall assign, pledge, encumber, license or otherwise transfer any of its rights in any Joint Invention or Joint Patent without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon any expiration or termination of this Agreement, each

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Party will have the right to exploit, license and grant rights to sublicense each such Joint Invention and Joint Patent, without any duty of accounting to the other Party, and each Party hereby consents, and agrees to consent, without payment of any further consideration or royalty, to the Joint Party’s exploitation and licensing of said Joint Party’s interest in such Joint Invention or Joint Patent to Third Parties; provided, that nothing in this Section 9.3 gives either Party any right or license under any intellectual property rights Controlled by the other Party other than Joint Inventions and Joint Patents, regardless of whether such rights are necessary in order to exploit the Joint Inventions and Joint Patents pursuant to this Section 9.3. The Parties acknowledge and agree that AstraZeneca AB owns all AstraZeneca Inventions (as defined in the Original Agreement) conceived under the Original Agreement in the performance of activities undertaken pursuant to the Original Agreement solely by employees, agents, or independent contractors of AstraZeneca AB, its Affiliates or sublicensees prior to the Amended and Restated Effective Date.

9.4 Disclosure. Each Party will promptly disclose to the other Party in writing, and will cause its Affiliates, agents, and independent contractors to so disclose to the other Party, the conception and reduction to practice of any Invention.

9.5 Cooperation. Each Party acknowledges the importance of securing and maintaining effective patent protection for the Licensed Technology and Joint Patents. Each Party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of the Licensed Patents and Joint Patents and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect to the Licensed Patents and Joint Patents. Such cooperation includes, but is not limited to: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions set forth in Section 9.3 (Ownership of Inventions), and Patents in the Territory claiming or disclosing such Inventions, and to enable the other Party to apply for and to prosecute patent applications in the Territory; and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications.

9.6 Enforcement of Licensed Patents.

9.6.1 Infringement by Third Parties. Licensee and POZEN will each, within *** (***) Business Days of learning of any alleged or threatened infringement of the Licensed Patents or Joint Patents, notify the other Party in writing. *** will have the first right, but not the obligation, to prosecute any such infringement. If *** does not commence an infringement action against the alleged or threatened infringement (i) within *** (***) days following the detection of the of alleged infringement, or (ii) *** (***) Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then *** will so notify *** promptly, and *** may commence litigation with respect to the alleged or threatened infringement at its own expense. For clarity, any Patent with Valid Claims solely directed to any product containing acetyl salicylic acid (including salts and derivatives thereof) is not a Licensed Patent; therefore, *** will have no right to prosecute any infringement of such Patent under this Section 9.6.1. Notwithstanding anything in this Section 9.6.1 to the contrary, *** shall not have the right to prosecute an infringement action under this Section 9.6.1 unless such action involves a Product.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

9.6.2 Challenge by Third Parties. Licensee and POZEN will each notify the other Party in writing within *** (***) Business Days of learning of any alleged or threatened opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability of the Licensed Patents or Joint Patents by a Third Party. *** will have the first right, but not the obligation, to defend any such challenge. If *** does not commence Diligent Efforts to defend against the alleged or threatened challenge (i) within *** (***) days following the detection of the alleged challenge, or (ii) *** (***) Business Days before the time limit, if any, set forth in appropriate laws and regulations for making a filing in defense of such a challenge, whichever comes first, then *** will so notify *** promptly, and *** may take action with respect to the alleged or threatened challenge at its own expense. For clarity, any Patent with Valid Claims solely directed to any product containing acetyl salicylic acid (including salts and derivatives thereof) is not a Licensed Patent; therefore, *** will have no right to defend any challenge of such Patent under this Section 9.6.2.

9.6.3 Cooperation. In the event a Party brings an infringement action pursuant to Section 9.6.1 (Infringement by Third Parties), the other Party will cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or to join such action as a necessary party, executing all papers and instruments, or requiring its employees or contractor, to execute such papers and instruments, so as to successfully prosecute any such actions. Neither Party will have the right to settle any patent infringement litigation under this Section 9.6.3 (Cooperation) in a manner that could be reasonably expected to diminish the rights or interest of the other Party, or adversely effect the validity or enforceability of such other Party’s Patents, without the express written consent of such other Party. The Party commencing the litigation will provide the other Party with copies of all pleadings and other documents filed with the court and will consider reasonable input from the other Party during the course of the proceedings.

9.6.4 Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in Section 9.6.1 (Infringement by Third Parties) (whether by way of settlement or otherwise) will be first allocated to reimbursement of unreimbursed legal fees and all litigation expenses incurred by the Party initiating the proceeding, then toward reimbursement of any of unreimbursed legal fees and all litigation expenses of the other Party, and then the remainder will be divided between the Parties as follows: (a) settlements, damages or other monetary awards recovered pursuant to a suit, action or proceeding brought by *** will be *** and subject to *** set forth in ***; and (b) settlements, damages or other monetary awards recovered pursuant to a suit, action or proceeding brought by *** will be ***.

9.7 Defense of Infringement Claims. If the manufacture, sale or use of a POZEN Product pursuant to this Agreement results in any claim, suit, or proceeding by a Third Party alleging that such activities infringe a Third Party patent, or if a Third Party threatens such a claim, suit or proceeding, each Party will promptly notify the other Party thereof. *** *** will have the exclusive right to defend and control the defense of any such claim, suit or proceeding at its own expense, using counsel of its own choice; provided, that if any such proceedings involve matters relating to the validity or enforceability of the Licensed Patents or Joint Patents, then the provisions of Section 9.6.3 (Cooperation) above shall apply. In any claim, suit or proceeding under this Section 9.7, *** will keep *** reasonably informed of all material

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

developments in connection with any such claim, suit, or proceeding; provided, that if *** is named as a defendant in any such claim, suit or proceeding, that *** shall have the right to participate in the defense using counsel of its choice at its own expense. In any claim, suit or proceeding under this Section 9.7, *** agrees to provide *** with copies of all pleadings filed in such action and to allow *** reasonable opportunity to participate in the defense of the claims.

9.8 Patent Term Extension and Supplementary Protection Certificate. Upon receiving Marketing Approval for a POZEN Product, the Parties agree to coordinate the application for any patent term extension or supplementary protection certificates that may be available. The primary responsibility of applying for any extension or supplementary protection certificate will be the Party having the right to make the application under the Applicable Law. The Party responsible for filing the application will keep the other Party fully informed of its efforts to obtain such extension or supplementary protection certificate. Each Party will provide prompt and reasonable assistance, without additional compensation, to obtain such patent extension or supplementary protection certificate. The Party filing such request will pay all expenses in regard to obtaining the extension or supplementary protection certificate.

9.9 Consequence of Patent Challenge. If Licensee or its Affiliates challenge the validity or enforceability of any of the Licensed Patents by any opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof before any governmental agency, court or other similar adjudicative forum (any such proceeding, a “Patent Challenge”), such Patent Challenge shall give POZEN the right to terminate this Agreement as provided in Section 12.3 (Termination for Material Breach) or to terminate all licenses granted under any of the Licensed Patents subject to such Patent Challenge; provided, that the foregoing provisions of this Section 9.9 (Consequence of Patent Challenge) will not apply in the event that, prior to such Patent Challenge, POZEN or any of its licensees or assignees initiates or threatens litigation against, or makes claims or assertions against, Licensee or its Affiliates, Sublicensees or Third Party contractors, that allege that any of such parties infringe a Licensed Patent.

9.10 Patent Certifications.

9.10.1 Orange Book Listings. To the extent required or permitted by Applicable Law, Licensee will use Diligent Efforts to promptly list and maintain with the applicable Regulatory Authorities in the Territory during the Term correct and complete listings of applicable Licensed Patents for such POZEN Product, including all so called “Orange Book” listings required under the Hatch-Waxman Act. ***.

9.10.2 Hatch-Waxman Act. Notwithstanding Section 9.6.1 (Infringement by Third Parties) above, each Party will immediately give notice to the other Party of any notice it receives of certification filed under the Hatch-Waxman Act claiming that any of the Licensed Patents is invalid, unenforceable or that any infringement will not arise from the manufacture, use or sale of the POZEN Product by a Third Party. If Licensee decides not to bring infringement proceedings against the entity making such a certification with respect to any such Licensed Patents, Licensee will give notice to POZEN of its decision not to bring suit within *** (***) Business Days after receipt of notice of such certification (or, if the time period permitted by law is less than *** (***) Business Days, within *** of the time period permitted by law for

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Licensee to commence such action). POZEN may then, but is not required to, bring suit against the Third Party that filed the certification. Any suit by either Party may be in the name of either or both Parties, as may be required by law. For this purpose, the Party not bringing suit will execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit. For clarity, any Patent with Valid Claims solely directed to any product containing acetyl salicylic acid (including salts and derivatives thereof) is not a Licensed Patent; therefore, Licensee will have no right to bring infringement proceedings of such Patent under this Section 9.10.2. Notwithstanding anything in this Section 9.10.2 to the contrary, Licensee shall not have the right to bring an infringement proceeding under this Section 9.10.2 unless such proceeding involves a POZEN Product.

9.11 Patent Marking. Any POZEN Product marketed and sold by Licensee under this Agreement will be marked with appropriate patent numbers or indicia as permitted or required by law. The Parties agree to cooperate to reach a decision on the marking requirements.

10.	REPRESENTATIONS, WARRANTIES; COVENANTS

10.1 POZEN Representations and Warranties. POZEN hereby warrants and represents to Licensee as of the Amended and Restated Execution Date and the Amended and Restated Effective Date that POZEN is the sole and exclusive owner of the Licensed Patents and has the right to perform its obligations hereunder and to grant to Licensee the rights and licenses set forth in this Agreement in and to the Licensed Technology.

10.2 Reciprocal Representations and Warranties. Each Party represents and warrants to the other Party that: (a) this Agreement is a legal and valid obligation binding upon its execution and enforceable against it in accordance with its terms and conditions; and (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate action, and the person executing this Agreement on behalf of such Party has been duly authorized to do so by all requisite corporate actions.

10.3 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 10.1 (POZEN WARRANTIES) AND 10.2 (RECIPROCAL REPRESENTATIONS AND WARRANTIES),EACH PARTY MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND POZEN AND LICENSEE EACH SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY OR MERCHANTABILITY, OR ANY WARRANTY AS TO THE VALIDITY OR ENFORCEABILITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

10.4 POZEN Non-Compete. POZEN covenants that it will not at any time prior to the expiration of the Royalty Term, and will ensure that its Affiliates do not, directly or indirectly, develop or commercialize or license any Third Party to develop or commercialize any product having a ***. Without limiting Licensee’s rights under this Agreement or otherwise, in case of any breach of this 10.4 (POZEN Non-Compete), Licensee will notify POZEN and, if such breach is not cured by POZEN within *** (***) days after receipt of such notice, ***.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

10.5 Other Covenants.

10.5.1 POZEN will not enter into any agreement, whether written or oral with respect to, or otherwise assign, transfer, license, convey or otherwise encumber its rights, title or interest in the Licensed Technology (including by granting any covenant not to sue with respect thereto) to any Person in a manner that is inconsistent with the rights and licenses granted to Licensee under this Agreement.

10.5.2 Each Party will obtain from each of its Affiliates, sublicensees, employees and agents and from the employees and agents of its Affiliates, sublicensees and agents who are or will be involved in the Development of the POZEN Products or of the Licensed Technology, rights to any and all inventions, information, and intellectual property rights conceived in the course of performance of this Agreement, necessary to enable such Party to grant the licenses and other rights granted to the other Party under this Agreement.

11.	CONFIDENTIALITY.

11.1 Definition. “Confidential Information” means information, including scientific and manufacturing information and plans, marketing and business plans, and financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business, communicated by a Party (a “Disclosing Party”) to the other Party (a “Receiving Party”) (a) after the Amended and Restated Effective Date in connection with this Agreement or the performance of its obligations hereunder or (b) in connection with (i) that certain confidentiality agreement between POZEN and AstraZeneca AB dated as of March 27, 2006, (ii) that certain confidentiality agreement between POZEN and AstraZeneca AB dated as of June 15, 2006 or (iii) the Original Agreement, in each case ((i), (ii) and (iii)), except to the extent that such information relates exclusively to the exploitation of Products outside the Territory. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, during the Term, the Licensed Know-How will be deemed to be the Confidential Information of both Parties.

11.2 Exclusions. Notwithstanding the foregoing, information of a Disclosing Party will not be deemed Confidential Information with respect to a Receiving Party for purposes of this Agreement to the extent the Receiving Party can demonstrate by competent evidence that such information:

11.2.1 was already known to the Receiving Party or its Affiliates, as evidenced by their written records, other than under an obligation of confidentiality or non-use, at the time of disclosure to the Receiving Party;

11.2.2 was generally available or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

11.2.3 became generally available or otherwise became part of the public domain after its disclosure to the Receiving Party, through no fault of or breach of its obligations under this Section 11 (Confidentiality) by the Receiving Party;

11.2.4 was disclosed to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the Party that controls such information and know-how not to disclose such information or know-how to others; or

11.2.5 was independently discovered or developed by the Receiving Party or its Affiliates, as evidenced by their written records, without the use of, and by personnel who had no access to, Confidential Information belonging to the Party that controls such information and know-how.

11.3 Disclosure and Use Restriction. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and for *** (***) years thereafter, the Receiving Party will keep confidential and will not publish or otherwise disclose and will not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the Disclosing Party. The Receiving Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement or in connection with the exercise of its rights hereunder. The Receiving Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. The Receiving Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

11.4 Authorized Disclosure. A Receiving Party may disclose Confidential Information of a Disclosing Party to the extent that such disclosure is:

11.4.1 made in response to a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction; provided, however, that such Receiving Party will have given notice to the Disclosing Party within *** (***) Business Days of receipt of such order and given the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order;

11.4.2 otherwise required by law; provided, that the Disclosing Party will provide the Receiving Party with notice of such disclosure at least *** (***) days in advance thereof to the extent practicable and take reasonable steps as requested by the Disclosing Party to protect the Disclosing Party’s rights;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

11.4.3 made by a Receiving Party, in connection with the performance of this Agreement, (a) to Affiliates, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 11 (Confidentiality) or (b) to Regulatory Authorities in the Territory (provided, that in the case of disclosures to Regulatory Authorities, the Receiving Party will, to the extent practicable, provide the Disclosing Party with notice of such disclosure at least *** (***) days in advance thereof and will reasonably consider any comments received from the Disclosing Party);

11.4.4 made by a Receiving Party to existing or potential acquirers or merger candidates; potential sublicensees or collaborators (to the extent contemplated hereunder); investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or Affiliates, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 11 (Confidentiality); or

11.4.5 made by the Receiving Party with the prior written consent of the Disclosing Party.

11.5 Use of Name. Neither Party may make public use of the other Party’s name except (a) in connection with announcements and other disclosures relating to this Agreement and the activities contemplated hereby as permitted in Section 11.6 (Press Releases), (b) as required by Applicable Law, and (c) otherwise as agreed in writing by such other Party.

11.6 Press Releases.

11.6.1 On or after the Amended and Restated Effective Date of this Agreement at a mutually agreed time, each Party (including, for clarity, Horizon as assignee of Licensee in connection with the Divestiture) will issue a mutually agreed press release announcing the existence of this Agreement each in the form and substance to be mutually agreed upon in advance. For subsequent press releases and other written public disclosures relating to this Agreement or the Parties’ relationship hereunder (each, a “Public Disclosure”), each Party will use reasonable efforts to submit to the other Party a draft of such Public Disclosures for review and comment by the other Party at least *** (***) Business Days prior to the date on which such Party plans to release such Public Disclosure, and in any event will submit such drafts at least *** *** prior to the release of such Public Disclosure, and will review and consider in good faith any comments provided in response.

11.6.2 If a Party is unable to comply with the foregoing *** notice requirement because of a legal obligation or stock exchange requirement to make more rapid disclosure, such Party will not be in breach of this Agreement but will in that case provide notice as promptly as practicable under the circumstances.

11.6.3 A Party may publicly disclose, without regard to the preceding requirements of this Section 11.6 (Press Releases), information that was previously disclosed in a Public Disclosure that was in compliance with such requirements.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

11.7 Terms of Agreement to be Maintained in Confidence. The Parties agree that the terms of this Agreement are confidential and will not be disclosed by either Party to any Third Party (except to a Party’s professional advisors, including without limitation accountants, financial advisors, and attorneys) without prior written permission of the other Party; provided, however, that (a) either Party may make any filings of this Agreement required by law or regulation in any country so long as such Party uses its reasonable efforts to obtain confidential treatment for portions of this Agreement as available, consults with the other Party, and permits the other Party to participate, to the greatest extent practicable, in seeking a protective order or other confidential treatment; (b) either Party may disclose this Agreement on a confidential basis to existing or potential Third Party investors, lenders or acquirors or, in the case of Licensee, to existing or potential Sublicensees, in each case in connection with due diligence or similar investigations; and (c) a Party may publicly disclose, without regard to the preceding requirements of this Section 11.7, information that was previously disclosed in compliance with such requirements.

12.	TERM AND TERMINATION

12.1 Amended and Restated Effective Date. This Agreement (other than this Section 12.1, which is binding and effective as of the Amended and Restated Execution Date), shall not become effective unless and until the closing of a Divestiture occurs (the date of such closing, the “Amended and Restated Effective Date”), and upon the Amended and Restated Effective Date this Agreement and all of its terms and provisions shall be automatically effective and binding on both Parties. The Original Agreement shall not be amended and restated or otherwise superseded by this Agreement until the Amended and Restated Effective Date. If the Amended and Restated Effective Date has not occurred by December 31, 2013, then this Agreement, including this Section 12.1, shall terminate and be of no further force and effect. For clarity, such termination will not give rise to any of the effects or consequences set forth in Section 12.5.

12.2 Term. The term of this Agreement will commence as of the Effective Date and, unless earlier terminated in accordance with this Section 12 (Term and Termination), will expire upon the expiration of the Royalty Term for all POZEN Products in the Territory (the “Term”).

12.3 Termination for Material Breach. In the event that either Party (the “Breaching Party”) shall be in material default of any of its material obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement in its entirety by *** (***) days prior written notice (the “Notice Period”) to the Breaching Party, specifying the breach and its claim of right to terminate; provided, that the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach complained about during the Notice Period (or, if such default cannot be cured within such Notice Period, if the Breaching Party commences actions to cure such default within the Notice Period and thereafter diligently continues such actions). It is understood that termination pursuant to this Section 12.3 (Termination for Material Breach) shall be a remedy of last resort and may be invoked only in the case where the breach cannot be reasonably remedied by the payment of money damages or other remedy under applicable law. If either Party initiates a dispute resolution procedure as permitted under this Agreement prior to the end of the Notice Period to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

resolve the dispute for which termination is being sought and is diligently pursuing such procedure, including any litigation following therefrom, the termination shall become effective only if and when such dispute is finally resolved through such dispute resolution procedure. This Section 12.3 (Termination for Material Breach) defines exclusively the Parties’ right to terminate in case of any material breach of this Agreement.

12.4 Termination for Cause. If a Post-Approval Failure occurs in the Territory, Licensee may, at its option, terminate the Agreement in its entirety; provided, that written notice of termination must be delivered to POZEN within ***(***) days following such Post-Approval Failure.

12.5 Consequences of Expiration and Termination.

12.5.1 Effect of Expiration. Upon expiration (but not earlier termination) of the Term pursuant to Section 12.2 (Term), Licensee will have a non exclusive, irrevocable, perpetual, fully-paid license, with the right to sublicense, under the Licensed Technology to research, develop, make, use, sell, offer for sale, and import the POZEN Product in the Field of Use in the Territory.

12.5.2 Effect of Termination. The use by either party hereto of a termination right provided for under this Agreement and in accordance with this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect thereto. Subject to the preceding sentence, termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to upon such termination or for any breach of this Agreement. If either Party terminates this Agreement, all rights and licenses granted by POZEN to Licensee and all obligations of Licensee and POZEN under this Agreement will terminate immediately.

12.6 Termination for Insolvency. This Agreement may be terminated by written notice by either Party at any time during the Term upon the declaration by a court of competent jurisdiction that the other Party is bankrupt and, pursuant to the U.S. Bankruptcy Code such other Party’s assets are to be liquidated; upon the filing or institution of bankruptcy, liquidation or receivership proceedings (other than reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code); or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; or in the event a receiver or custodian is appointed for such Party’s business; provided, however, that in the case of any involuntary proceeding, such right to terminate shall only become effective if the proceeding is not dismissed within 60 days after the filing thereof (each of the foregoing, a “Bankruptcy Event”).

12.7 Effect of Bankruptcy. All rights and licenses with respect to Patents and Know-How granted under or pursuant to this Agreement by one Party to the other Party are, for all purposes of Section 365(n) of Title 11 of the United States Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Each Party agrees that the other Party, as licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under Title 11. POZEN *** Licensee *** POZEN *** POZEN *** (i) *** (ii) *** (iii) *** (iv) *** (v) *** (vi) ***, and (vii) ***, and (viii) ***. POZEN agrees not to interfere with Licensee and its Affiliates’ exercise of rights and licenses to intellectual property

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

licensed hereunder and embodiments thereof in accordance with this Agreement and agrees to use commercially reasonable efforts to assist Licensee and its Affiliates to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary or desirable for Licensee or its Affiliates to exercise such rights and licenses in accordance with this Agreement. Each party agrees and acknowledges that all payments by Licensee to POZEN payable under this Agreement other than royalty payments pursuant to Section 8.1 (Royalties) and commercialization milestone payments under the Three-Party Agreement do not constitute “royalties” within the meaning of Section 365(n) of Title 11 or relate to licenses of intellectual property hereunder.

12.8 Formulation Technology. If Licensee terminates this Agreement for any reason other than for material breach by POZEN under Section 12.3 or as a result of POZEN’s insolvency under Section 12.7, then, subject to the terms and conditions of this Agreement, Licensee agrees to grant to POZEN, and does hereby grant effective automatically upon such termination, (a) a perpetual, irrevocable, non-exclusive license or sublicense under the Formulation Technology, with the right to grant sublicenses and authorize the grant of sublicenses to the extent provided in this Section 12.8, to make, have made, use, sell, offer for sale, and import POZEN Products in the Territory and (b) a perpetual, irrevocable, non-exclusive license or sublicense, as applicable, under the Formulation Technology, with the right to grant sublicenses and authorize the grant of sublicenses to the extent provided in this Section 12.8, to Develop and Manufacture (but not sell or otherwise Commercialize) POZEN Products outside the Territory solely in support of the Development or Commercialization of the POZEN Products in the Territory; provided, that nothing herein gives POZEN any right or license under any other intellectual property rights Controlled by Licensee, regardless of whether such rights are necessary in order to exploit the Formulation Technology pursuant to this Section 12.8. POZEN may grant sublicenses and the right to grant further sublicenses under the foregoing license only as follows: (i) for any sublicense relating to the development or commercialization of a POZEN Product Commercialized by Licensee in the Territory at the time of such termination (a “Commercialized POZEN Product”) in the Territory, POZEN may grant such sublicense upon notice to Licensee, but without obtaining Licensee’s consent, and (ii) for any sublicense relating to POZEN Products other than Commercialized POZEN Products in the Territory, POZEN may grant such sublicense with Licensee’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

12.9 Survival. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 8.1 (Royalties), 8.2 (Payments and Sales Reporting), 8.3 (Records; Audits), 9.2 (Prosecution and Maintenance of Joint Patents), 9.3 (Ownership of Inventions), 10.3 (Disclaimer of Warranty), 11 (Confidentiality), 12.5 (Consequences of Expiration and Termination), 12.7 (Effect of Bankruptcy), 12.8 (Formulation Technology), 12.9 (Survival), 13 (Indemnification and Insurance), 14 (Limitation of Liability), and 15 (Miscellaneous) will survive any termination or expiration of this Agreement (other than a termination pursuant to Section 12.1).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

13.	INDEMNIFICATION AND INSURANCE

13.1 Indemnification by POZEN. POZEN hereby agrees to save, defend and hold Licensee and its Affiliates and their respective directors, officers, employees and agents (each, a “Licensee Indemnitee”) harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Licensee Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (i) the gross negligence or willful misconduct of any POZEN Indemnitee or (ii) the breach by POZEN of any warranty, representation, covenant or agreement made by POZEN in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Licensee Indemnitee or the breach by Licensee of any warranty, representation, covenant or agreement made by Licensee in this Agreement.

13.2 Indemnification by Licensee. Licensee hereby agrees to save, defend and hold POZEN and its Affiliates and their respective directors, officers, employees and agents (each, an “POZEN Indemnitee”) harmless from and against any and all Losses to which any POZEN Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (i) the development, manufacture, use, handling, storage, sale or other disposition of any Product by Licensee, its Affiliates or any of their respective Sublicensees, (ii) the gross negligence or willful misconduct of any Licensee Indemnitee, or (iii) the breach by Licensee of any warranty, representation, covenant or agreement made by Licensee in this Agreement, in each case ((i), (ii) and (iii)), after the Amended and Restated Effective Date; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any POZEN Indemnitee or the breach by POZEN of any warranty, representation, covenant or agreement made by POZEN in this Agreement.

13.3 Indemnification Procedure.

13.3.1 Notice of Claim. The indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 13.1 (Indemnification by POZEN) or Section 13.2 (Indemnification by Licensee); provided, however, that the failure to give such prompt written notice will not relieve Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure. In no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by such Party to this Agreement (the “Indemnified Party”).

13.3.2 Control of Defense. At its option, the Indemnifying Party may assume the defense of any claim for which indemnification is sought (a “Third Party Claim”) by giving written notice to the Indemnified Party within *** (***) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

13.3.3 Right to Participate in Defense. Without limiting Section 13.3.2 (Control of Defense) above, any Indemnitee will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 13.3.2 (Control of Defense) (in which case the Indemnified Party will control the defense).

13.3.4 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate, and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time prior to the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 13.3.2 (Control of Defense), the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s sole and absolute discretion). The Indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party.

13.3.5 Cooperation. The Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with the defense or prosecution of any Third Party Claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

13.4 Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim will be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

13.5 Insurance. Each Party will have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated, and will upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.

14.	LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS, LOSS OF DATA, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATIONS WILL NOT APPLY TO AN AWARD OF ENHANCED DAMAGES AVAILABLE UNDER THE PATENT LAWS FOR WILLFUL PATENT INFRINGEMENT AND WILL NOT LIMIT EITHER PARTY’S LIABILITY TO THE OTHER PARTY UNDER SECTIONS 7.5 (RESTRICTIVE COVENANT), 10.4 (POZEN NON-COMPETE), 11 (CONFIDENTIALITY), AND 13 (INDEMNIFICATION AND INSURANCE) OF THIS AGREEMENT.

15.	MISCELLANEOUS

15.1 Assignment.

15.1.1 Without the prior written consent of the other Party hereto (which may be granted at the other Party’s discretion), neither Party will sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party (a) to any Affiliate of such Party; or (b) in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise. Except as set forth in that certain side letter agreement between POZEN and AstraZeneca AB dated September 16, 2013, the assigning Party (except if it is not the surviving entity) will remain jointly and severally liable with the relevant Affiliate or Third Party assignee under this Agreement, and the relevant Affiliate assignee, Third Party assignee or surviving entity will assume in writing all of the assigning Party’s obligations under this Agreement. Any purported assignment or transfer in violation of this Section 15.1 (Assignment) will be void ab initio and of no force or effect.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

15.1.2 In the event that POZEN desires to sell all or a part of its rights to receive payments under this Agreement, then upon POZEN’s written request, Licensee shall enter into a consent in substantially the form of the Consent Agreement attached hereto as Schedule 15.1.2 with respect to such transaction.

15.2 Termination of Certain Rights Upon POZEN Change of Corporate Control. POZEN shall promptly notify Licensee in writing following consummation of a Change of Corporate Control of POZEN. Notwithstanding anything else in this Agreement to the contrary, in the event of a Change of Corporate Control of POZEN, then Licensee will have the right, exercisable by written notice to POZEN or its successor in interest given within *** (***) days after Licensee receives written notice from POZEN of the completion of such Change of Corporate Control: (a) to terminate *** established pursuant to this Agreement; and (b) to terminate its obligation to make *** to POZEN pursuant to this Agreement other than *** and as reasonably required to ***; subject, in each case, to Licensee’s continued compliance with all applicable provisions of this Agreement (including, without limitation, Articles 8, 9 and 11). POZEN shall cooperate in providing to Licensee all information, assistance, assignments and other support reasonably requested to assist Licensee in assuming such control. For purposes of clarification, all Confidential Information of Licensee in POZEN’s or its successor’s possession following Licensee’s exercise of its rights under this Section 15.2 shall continue to be subject to all applicable provisions of this Agreement (including, without limitation, Articles 7 and 11).

15.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

15.4 Governing Law; Dispute Resolution.

15.4.1 This Agreement, and any disputes between the Parties related to or arising out of this Agreement, including the Parties’ relationship created hereby, the negotiations for and entry into this Agreement, its conclusion, binding effect, amendment, coverage, termination, or the performance or alleged non-performance of a Party of its obligations under this Agreement (each a “Dispute”), will be governed by the laws of the State of New York without reference to any choice of law principles thereof that would cause the application of the laws of a different jurisdiction.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

15.4.2 In the event of any Dispute, a Party may notify the other Party in writing of such Dispute, and the Parties will try to settle such Dispute amicably between themselves. If the Parties are unable to resolve the Dispute within *** Business Days of receipt of the written notice by the other Party, such Dispute will be referred to the Chief Executive Officers of each of the Parties (or their respective designees) who will use their good faith efforts to resolve the Dispute within *** Business Days after it was referred to the Chief Executive Officers.

15.4.3 Any Dispute that is not resolved as provided in Section 15.4.2, whether before or after termination of this Agreement, will be resolved by litigation in the courts of competent jurisdiction located in New York, New York. Each Party hereby agrees to the exclusive jurisdiction of such courts and waives any objections as to the personal jurisdiction or venue of such courts.

15.4.4 Notwithstanding the foregoing, nothing in this Section 15.4 (Governing Law; Dispute Resolution) will limit either Party’s right to seek immediate temporary injunctive or other temporary equitable relief whenever the facts or circumstances would permit a Party to seek such relief in a court of competent jurisdiction.

15.5 Notices. All notices or other communications that are required or permitted hereunder will be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier as provided herein), or sent by internationally-recognized overnight courier addressed as follows:

If to POZEN, to:

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, NC 27517

USA

Attention: President and CEO

Facsimile: (919) 913-1039

With a copy to:

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

USA

Attention: Andrew P. Gilbert

Facsimile: (973) 520-2575

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

If to Licensee, to:

AstraZeneca AB

SE-431 83

Mölndal

Sweden

Attention: Manager Legal Department Mölndal

Facsimile: +46 31 776 38 71

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a Business Day, and (ii) on the second Business Day after dispatch, if sent by nationally-recognized overnight courier. It is understood and agreed that this Section 15.5 (Governing Law; Dispute Resolution) is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

15.6 Entire Agreement; Modifications. This Agreement including the Exhibits attached hereto, each of which is hereby incorporated and made part of in this Agreement by reference, together with that certain side letter between POZEN and AstraZeneca AB, dated September 16, 2013, and the Three-Party Agreement, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment or modification of this Agreement will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

15.7 Relationship of the Parties. It is expressly agreed that the Parties’ relationship under this Agreement is strictly one of licensor-licensee, and that this Agreement does not create or constitute a partnership, joint venture, or agency. Neither Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding (or purport to be binding) on the other.

15.8 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of claims based on the failure to perform or a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

15.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

15.10 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns (including Horizon), and they will not be construed as conferring any rights on any Third Party.

15.11 Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

15.12 No Drafting Party. This Agreement has been submitted to the scrutiny of, and has been negotiated by, both Parties and their counsel, and will be given a fair and reasonable interpretation in accordance with its terms, without consideration or weight being given to any such terms having been drafted by any Party or its counsel. No rule of strict construction will be applied against either Party.

15.13 Construction. Except where the context otherwise requires, wherever used, the use of any gender will be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceding such term. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any laws refer to such laws as from time to time enacted, repealed or amended, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections and Exhibits, unless otherwise specifically provided, refer to the Sections and Exhibits of this Agreement.

15.14 Assignment to Horizon. POZEN acknowledges that, in connection with the Divestiture, AstraZeneca AB will assign this Agreement to Horizon, effective as of the Amended and Restated Effective Date, and that, notwithstanding Section 15.1, AstraZeneca AB may assign this Agreement to Horizon in connection with the Divestiture without the prior written consent of POZEN. Without limiting any provision of the Three-Party Agreement, from and after the Amended and Restated Effective Date, all references to “Licensee” in this Agreement, other than references to Licensee in connection with anticipated actions to be taken by AstraZeneca AB as Licensee in connection with the Divestiture, shall automatically be deemed references to Horizon.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

15.15 Amendment and Restatement. This Agreement, together with the ROW Agreement, constitutes an amendment and restatement of the Original Agreement effective from and after the Amended and Restated Effective Date. All rights or obligations owing under the Original Agreement, or based on facts or events occurring or existing prior to the Amended and Restated Effective Date, shall be governed by the Original Agreement. As of the Amended and Restated Effective Date, the Original Agreement is hereby amended, supplemented, modified and restated in its entirety as described herein and in the ROW Agreement. For clarity, in no event shall this Section 15.15 or any other provision in this Agreement be deemed to limit or otherwise affect the agreements made by AstraZeneca AB, Horizon and POZEN in the Three-Party Agreement or that certain side letter agreement between POZEN and AstraZeneca AB dated September 16, 2013 with respect to each party’s respective liability in connection with the Original Agreement, this Agreement or the ROW Agreement.

[Remainder of page intentionally left blank. Signature page follows.]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Collaboration and License Agreement for the United States by their respective authorized representatives as of the date first written above.

POZEN INC.

By:	/s/ John R. Plachetka
Name:	John R. Plachetka
Title:	Chairman, President & CEO

ASTRAZENECA AB (publ)

By:	/s/ Jan-Olof Jacke
Name:	Jan-Olof Jacke
Title:	President

[Signature Page to Pozen US Agreement]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule 1.43

Licensed Patents

SERIAL NUMBER/ FILING DATE	PUBLICATION NUMBER/ DATE	TITLE	TERRITORY
10/158,216 May 31, 2002	US2003069255 A1 US6926907 B2 / 2005-08-09 Expires 2023-02-28	Pharmaceutical Compositions for the Coordinated Delivery of NSAIDs	U.S.

11/129,320 May 16, 2005	US2005249811 A1 / 2005-11-10	Pharmaceutical Compositions for the Coordinated Delivery of NSAIDs	U.S.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule 1.83

Vimovo Trademarks

Country	Mark	App Date / Reg Date	App No / Reg No	Goods	Status
United States	VIMOVO & Design	App 01-MAY-2009 Reg 01-FEB-2011	App 77726998 Reg 3914867	(Class 5) pharmaceutical preparations and substances for the treatment of pain and inflammation	REGISTERED

United States	VIMOVO	App 13-FEB-2009 Reg 05-APR-2011	App 77670350 Reg 3941225	(Class 5) pharmaceutical preparations and substances for the treatment of pain and inflammation	REGISTERED0

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule 8.1.3

Market Reduction Example

For Products sold in the Territory:

***

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Schedule 15.1.2

Form of Consent Agreement

CONSENT AGREEMENT

This Consent Agreement (this “Consent”) is made and entered into as of [                    ] the Effective Date by and between POZEN Inc., a Delaware corporation (“Sponsor”), and [AstraZeneca AB, a corporation organized under the laws of Sweden][Horizon Pharma USA, Inc., a Delaware corporation] (“Counterparty”). Sponsor and Counterparty are parties to the Amended and Restated Collaboration and License Agreement for [Outside] the United States effective as of November     , 2013, and any amendments thereto (collectively, the “Agreement”). As of the Effective Date, Sponsor is considering a transaction to sell all or part of its rights to receive payments under Sections [8.2, 9.6.4 and 12.6.4(b)(i) of the Agreement and paragraph 5 of that certain letter agreement by and among Sponsor, Counterparty and Horizon Pharma USA dated November     , 2013, as well as certain related information rights under Sections 8.3 and 8.4 of the Agreement and certain recovery rights under Section 8.5 of the Agreement] [8.1 and 9.6.4 of the Agreement and paragraph 5 of that certain letter agreement by and among Sponsor, Counterparty and AstraZeneca AB dated November     , 2013, as well as certain related information rights under Sections 8.2 and 8.3 of the Agreement and certain recovery rights under Section 8.4 of the Agreement] (collectively, “Rights”; such contemplated transaction, the “Transaction”). In connection with the Transaction, Sponsor is requesting Counterparty to give its consent under the Agreement to certain matters, as set forth below. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

1. Assignability. Notwithstanding Section 15.1 of the Agreement, Counterparty hereby consents and agrees that in connection the Transaction, Sponsor may sell, assign, pledge as security, contribute, convey, grant or otherwise transfer (collectively, “assign”) all or any part of the Rights to any one person or entity (whether or not an affiliate of Sponsor) other than a Competitor without the prior written consent of Counterparty in accordance with the terms of this Consent. In addition, such person or entity (an “Assignee”) of Sponsor may likewise assign such Assignee’s Rights to any one person or entity (whether or not Sponsor or an affiliate of Sponsor) other than a Competitor without the prior written consent of Counterparty, it being understood and agreed that, all times, there shall only be one single person or entity that holds the Rights (other than Sponsor) and constitutes an “Assignee.” “Competitor” shall mean any Person, other than Sponsor or its subsidiaries and affiliates, that is in the business of researching, developing or commercializing therapeutics primarily for rheumatoid arthritis and osteoarthritis pain indications or any company ranked in the top 10 pharmaceutical companies in the United States based on IMS-reported pharmaceutical sales for the preceding calendar year (or any of such company’s subsidiaries or controlled affiliates).

2. Payment Direction; Reports. Following the consummation of the Transaction, Sponsor shall remain responsible for the performance of its obligations and the exercise of its rights under the Agreement, however, Counterparty agrees that, upon written notice from Sponsor (or any direct or indirect permitted Assignee contemplated by Section 1 above),

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Counterparty shall deliver any future payments contemplated by the Agreement, together with any royalty or other reports or statements contemplated by the Agreement (“Reports”) to the Assignee, in accordance with the directions in such written notice; provided copies of Reports are also simultaneously sent to the Sponsor.

3. Prospective Assignee Confidentiality. Notwithstanding Section 11 of the Agreement, Counterparty consents and agrees that Sponsor, in connection with the Transaction, may disclose Confidential Information to its advisors, affiliates, agents, assignees, auditors, bankers, co-investors, contractors, counsel, directors, employees, financing parties, insurance providers, investors, lenders, managers, members, officers, partners, sublicensees, trustees or other representatives or any third party that has, or proposes to have, an interest (whether direct or indirect) in the Rights (each, a “Recipient”), provided that each such Recipient (a) is not a Competitor and (b) shall agree to keep such Confidential Information confidential on reasonable and customary terms pursuant to a non-disclosure agreement between Sponsor (or an affiliate of Sponsor) and such Recipient, which non-disclosure agreement shall, among other things, provide that (i) if such Recipient is not a prospective Assignee identified by the Company or a holder of a debt or equity interests therein (a “Prospective Assignee”), the term of such non-disclosure agreement shall extend for a period of 24 months from the date of such nondisclosure agreement, (ii) if such Recipient is a Prospective Assignee, the term of such non-disclosure agreement shall extend for a period of 24 months from the date such Prospective Assignee notifies Sponsor that it ceases to have an interest in the Transaction, (iii) such Recipient shall use any Confidential Information so disclosed only to evaluate, enter into, monitor or enforce the Transaction, (iv) upon expiration of such non-disclosure agreement, such Recipient promptly shall destroy the Confidential Information or return the Confidential Information to Sponsor, as directed by Sponsor, provided that in each case an appropriate person within such Recipient’s organization may retain one copy of such Confidential Information subject to the provisions hereof if required to comply with internal record retention policies or regulatory considerations, and (v) Counterparty shall be treated as a third party beneficiary of such non-disclosure agreement and shall have the right to enforce any provision of such non-disclosure agreement against such Recipient. For the avoidance of doubt, the term “Confidential Information” shall include unredacted copies of the Agreement, all royalty reports provided by Counterparty pursuant to Section [8.3.1][8.2.1] of the Agreement, and material notices and correspondence received by Sponsor relating to or involving the Agreement that affect the Rights.

4. Final Assignee Confidentiality. If Sponsor consummates the Transaction, Sponsor shall cause the Assignee to agree, pursuant to the definitive documentation for the Transaction, to be bound by confidentiality provisions in substantially the same form and substance as those confidentiality provisions contained in Section 11 of the Agreement (with such Counterparty being treated as a third party beneficiary of such provisions to the same extent as is contemplated by clause (v) of Paragraph 3 hereof).

5. Consent Concerning Additional Disclosures. Counterparty hereby consents to and agrees that Sponsor may disclose to its advisors, including its consulting firm, L.E.K. Consulting (“LEK”), and the Sponsor, its advisors and/or LEK may in turn disclose to Prospective Assignees (who are not Competitors and who have agreed to the confidentiality

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

obligations set forth in Paragraph 3 hereof) , the following information provided to Sponsor by Counterparty: [(i) the anticipated launch dates of commercial sales of Vimovo by Counterparty in countries outside the United States;][ (ii) information pertaining to the Counterparty’s new US sales model for Vimovo implemented in 2012;] (iii) historical information relating to the ratio of Vimovo gross sales to net sales[; and (iv) information relating to Counterparty’s promotional plan for Vimovo and strategy regarding Medicare Part D].

6. Termination. Unless a definitive agreement with respect to the Transaction has been executed prior to the first anniversary of the Effective Date, this Consent shall automatically terminate as of the first anniversary of the Effective Date.

Except as supplemented hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Consent may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same agreement. An executed signature page of this Consent delivered by facsimile transmission or in PDF format via email shall be as effective as an original executed signature page. This Consent shall be governed by the laws of the State of New York without regard to any choice of law principles thereof that would cause the application of the laws of a different jurisdiction.

POZEN INC.

By:
Name:
Title:

[ASTRAZENECA AB (publ)][HORIZON PHARMA USA, INC.]

By:
Name:
Title: